File No. 811-08842



As filed with the Securities and Exchange Commission on October 28, 2002.



                             SECURITIES AND EXCHANGE COMMISSION



                                   WASHINGTON, D.C. 20549



                                         FORM N-1A



                                   REGISTRATION STATEMENT



                                           UNDER



                             THE INVESTMENT COMPANY ACT OF 1940



                                      Amendment No. 13





                              BBH U.S. MONEY MARKET PORTFOLIO



                     (Exact Name of Registrant as Specified in Charter)



                              140 Broadway, New York, NY 10005

                          (Address of Principal Executive Offices)



             Registrant's Telephone Number, Including Area Code: (800) 625-5759



                                    Christopher A. Cecil

                               Brown Brothers Harriman & Co.

                                       59 Wall Street

                                     New York, NY 10005





                          (Name and Address of Agent for Service)



                             Copy to: John E. Baumgardner, Esq.

                                    Sullivan & Cromwell

                                      125 Broad Street

                                     New York, NY 10004





                                EXPLANATORY NOTE



     This Amendment to the Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.




                                           PART A



     Responses to Items 1 through 3 and 9 have been omitted pursuant to Item 2(b) of Instruction B of the General Instructions to Form N-1A.



ITEM 4. Investment Objective, Principal Investment Strategies and Related Risks.



     The investment objective of the BBH U.S. Money Market Portfolio (the "Portfolio")is to provide investors with as high a level of income as is consistent with the preservation of capital and the maintenance of liquidity.



     The investment objective of the Portfolio is a fundamental policy and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Registration Statement, the term "majority of the outstanding voting securities" (as defined in the 1940 Act) currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or
(ii) more than 50% of the outstanding voting securities, whichever is less. However, the investment policies as described below are not fundamental and may be changed without such approval.



     The Portfolio invests all of its assets in short-term securities denominated in U.S. dollars which, at the time of purchase, are rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g. Moody's Investors Service, Standard & Poor's Corporation and Fitch) (NRSRO) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Assets of the Portfolio may also be invested in issues that do not carry a short-term rating but fall within the maturity parameters of the Portfolio and carry a long-term debt rating within the two highest debt rating categories by at least two NRSROs. The instruments in which the Investment Adviser may invest include U.S. Government securities and obligations of U.S. and non-U.S. banks (such as certificates of deposit and fixed time deposits), commercial paper, repurchase agreements, reverse repurchase agreements, when-issued and delayed delivery securities and bonds issued by U.S. corporations. At least 80% of the securities in the Portfolio will be issued in the U.S.




I.    PRINCIPAL RISK FACTORS



     The principal risks of investing in the Portfolio and the circumstances reasonably likely to adversely affect an investment are described below. An investor may lose money by investing in the Portfolio.



   o  Market Risk:



     The price of a debt security will fluctuate in response to changes in interest rates. A major change in interest rates, a default on an investment held by the Portfolio or a significant decline in the value of the Portfolio's investment could cause the value of your investment in the Portfolio, or its yield, to decline. In general, short-term securities have relatively small fluctuations in price in a response to general changes in interest rates.



   o    Interest Rate Risk:



     Investing in the highest quality short-term instruments may result in a lower yield than investing in lower quality or longer-term instruments.



   o    Credit Risk:



     Credit risk refers to the likelihood that an issuer will default on interest or principal payments. The Portfolio invest in high quality debt securities, which limit the exposure to credit risk. Because the Portfolio invests a significant portion of its assets in bank obligations, the value of these investments and the net assets of the Portfolio could decline more dramatically as a result of adverse events affecting the bank industry.



   o    Foreign Investment Risk:



     Non-U.S. securities are subject to additional risks such as adverse political, social and economic developments abroad, different kinds and levels of market and issuer regulations and the different characteristics of overseas economies and markets. There may be rapid changes in the values of these securities.



     Investments in the Portfolio are neither insured nor guaranteed by the U.S. Government. Interests in the Portfolio are not deposits or obligations of, or guaranteed by, Brown Brothers Harriman & Co. or any other bank, and the interests are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other federal, state or other governmental agency.



ITEM 6.  Management, Organization and Capital Structure.



     The Investment Adviser is Brown Brothers Harriman & Co., Private Bankers, a New York limited partnership established in 1818. The firm is subject to examination and regulation by the Superintendent of Banks of the State of New York and by the Department of Banking of the Commonwealth of Pennsylvania. The firm is also subject to supervision and examination by the Commissioner of Banks of the Commonwealth of Massachusetts.



     The Investment Adviser provides investment advice and portfolio management services to the Portfolio. Subject to the general supervision of the Portfolio's Trustees, Brown Brothers Harriman & Co. makes the day-to-day investment decisions for the Portfolio, places the purchase and sale orders for the portfolio transactions, and generally manages the Portfolio's investments. The Investment Adviser provides a broad range of investment management services for customers in the United States and abroad. At September 30, 2002, it managed total assets of approximately $35 billion.



     As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by Brown Brothers Harriman under the Investment Advisory Agreement, Brown Brothers Harriman receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.10% of the average daily net assets of the Portfolio. An affiliate of Brown Brothers Harriman & Co. receives annual administration fees from the Portfolio equal to 0.035% of the average daily net assets of the Portfolio.



ITEM 7.  Investor Information.



     The net asset value (NAV)of the Portfolio is normally determined each day the New York Stock Exchange is open for regular trading and New York banks are open for business. This determination is made once each business day as of 4:00 p.m. Eastern time.



     The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.



     Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.



     An investment in the Portfolio may be made without a sales load. All investments are made at NAV next determined after an order is received in "good order" by the Portfolio. The NAV of the Portfolio is determined once on each business day.



     There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).



     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.



     An investor in the Portfolio may reduce all or any portion of its investment at the NAV determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.



     The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.



     The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.



ITEM 8.  Distribution Arrangements.



         Not applicable.



ADDITIONAL INVESTMENT INFORMATION



     Investment Securities. The Portfolio will comply with CFTC Rule 1.25 which governs the investment of customer funds as defined in the Commodity Exchange Act.



     U.S. Government Securities. The Portfolio may invest in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States.


     Bank Obligations. The Portfolio may invest in U.S. dollar-denominated high quality securities. These securities include negotiable certificates of deposit and fixed time deposits of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof. The Portfolio's investments also include obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches. (The Portfolio may only invest in obligations of such non-U.S. banks if such bank has more than $500 million in total assets).



     Commercial Paper. The Portfolio may invest in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand.



     Repurchase Agreements. A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The Portfolio always receives as collateral securities which are eligible securities for the Portfolio to purchase.



     Other Obligations. Assets of the Portfolio may be invested in bonds and asset-backed securities, with maturities not exceeding thirteen months, issued by U.S. corporations.








October 28, 2002

                              BBH U.S. MONEY MARKET PORTFOLIO
                       REGISTRATION STATEMENT PART B

ITEM 10.  COVER PAGE.

     The BBH U.S. Money Market Portfolio's (the "Portfolio") June 30, 2002 annual report filed with the Securities and Exchange Commission pursuant to
Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is incorporated herein by reference.


         TABLE OF CONTENTS.                                   PAGE

         Portfolio History . . . . . . . . . . .                B-
         Description of Portfolio and Its Investments and Risks B-
         Management of the Portfolio . . . . . . . . . . . . .  B-
         Control Persons and Principal Holders
         of Securities . . . . . . . . . . . . . . . . . . . .  B-
         Investment Advisory and Other Services  . . . . . . .  B-
         Brokerage Allocation and Other Practices  . . . . . .  B-
         Capital Stock and Other Securities  . . . . . . . . .  B-
         Purchase, Redemption and Pricing of
         Securities Being Offered. . . . . . . . . . . . . . .  B-
         Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-
         Underwriters  . . . . . . . . . . . . . . . . . . . .  B-
         Calculations of Performance Data  . . . . . . . . . .  B-
         Financial Statements  . . . . . . . . . . . . . . . .  B-


ITEM 11.  PORTFOLIO HISTORY.

     The Portfolio was organized as a trust under the laws of the State of New York on June 15, 1993.

ITEM 12.  DESCRIPTION OF PORTFOLIO AND ITS INVESTMENTS AND RISKS.

     The investment objective of the Portfolio is to achieve as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity.

     Brown  Brothers  Harriman  is  the  Portfolio's   investment  adviser  (the
"Investment Adviser").

INVESTMENT POLICIES

     The Portfolio pursues its investment objective by investing in high quality, short-term money market instruments. The Fund will provide shareholders with at least 60 days prior notice of any changes in this policy as required by Rule 35d-1. This policy shall be interpreted and implemented in accordance with its purpose, which is solely to comply with Rule 35d-1. For these purposes, the Portfolio adheres to the following operating policies (which may be changed without investor approval):

o Interest Rate Risk Control. The average maturity of the Portfolio will be limited to 60 days. Rule 2a-7 under the Investment Company Act of 1940 ("Rule 2a-7") and CFTC Rule 1.25 guidelines currently limit the average maturity of a money market fund to 90 days.

o Liquidity. The Portfolio will maintain a minimum of 20% of its net assets in securities with a time to maturity of 7 days or less.

o Issuer Diversification. The Portfolio will not invest more than 3% of its net assets in one or more securities with a time to maturity longer than 7 days issued by a non-Government issuer. Rule 2a-7 and CFTC Rule 1.25 guidelines currently allow issuer concentrations of 5%.

o Credit Quality. The Portfolio will maintain a minimum of 50% of its net assets in securities rated A1+ by Standard & Poor's, and invest the balance of its assets in securities rated A1. Government securities, repurchase agreements and securities maturing in 7 days or less will be considered A1+ for these purposes.

         There can be no assurance that the Portfolio's investment objective will be achieved.

         The following supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective as set forth above and in Part A. Shareholder composition may fluctuate between individual investors and institutional investors and their underlying interest holders (e.g., futures commission merchants), and one or more such interest holders could at any given time hold a significant percentage of the outstanding shares of one or more of the Portfolio's investors. A large scale redemption by such an investor could cause the Portfolio to sell certain assets at an inopportune time.

U.S. GOVERNMENT SECURITIES

     Assets of the Portfolio may be invested in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, it may not be possible to assert a claim against the United States itself in the event the agency or instrumentality issuing or guaranteeing the security for ultimate repayment does not meet its commitments. Securities which are not backed by the full faith and credit of the United States include, but are not limited to, securities of the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the U.S. Postal Service and the Resolution Funding Corporation (REFCORP), each of which has a limited right to borrow from the U.S. Treasury to meet its obligations, and securities of the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (FHLMC) and the Student Loan Marketing Association, the obligations of each of which may be satisfied only by the individual credit of the issuing agency. Securities which are backed by the full faith and credit of the United States include Treasury bills, Treasury notes, Treasury bonds and pass through obligations of the Government National Mortgage Association (GNMA), the Farmers Home Administration and the Export-Import Bank. There is no percentage limitation with respect to investments in U.S. Government securities.

BANK OBLIGATIONS

     Assets of the Portfolio may be invested in U.S. dollar-denominated negotiable certificates of deposit, fixed time deposit of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof, including obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches, provided that in each case, such bank has more than $500 million in total assets, and has an outstanding short-term debt issue rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. There is no additional percentage limitation with respect to investments in negotiable certificates of deposit, fixed time deposits of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits that are issued by non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to its investors; however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co., or Signature Financial Group, Inc., or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

Corporate Debt Securities

     Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Fund may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

     In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.


COMMERCIAL PAPER

     Assets of the Portfolio may be invested in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand. At the date of investment, commercial paper must be rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (NRSROs) (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Any commercial paper issued by a non-U.S. corporation must be U.S. dollar-denominated and not subject to non-U.S. withholding tax at the time of purchase. Aggregate investments in non-U.S. commercial paper of non-U.S. issuers cannot exceed 10% of the Portfolio's net assets. Since the Portfolio may contain commercial paper issued by non-U.S. corporations, it may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. There may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers.

BORROWING

     The Investment Company Act of 1940 (the "1940 Act") permits a registered investment company to borrow money from banks, so long as it maintains asset coverage of 300% for all outstanding borrowings. Funds must reduce the amount of their borrowings within three days if their asset coverage falls below 300%. As a general matter, a fund that borrows money is susceptible to the risk of having to sell portfolio securities at an inopportune time in order to maintain the 300% asset coverage ratio required by the 1940 Act. Borrowing may also exaggerate the impact on a fund of any increase or decrease in the value of its investments (which would have a corresponding effect on the fund's share value). Money borrowed is also subject to interest costs.

REPURCHASE AGREEMENTS

     A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time assets of the Portfolio are invested in the agreement and is not related to the coupon rate on the underlying security. The period of these repurchase agreements is usually short, from overnight to one week, and at no time are assets of the Portfolio invested in a repurchase agreement with a maturity of more than one year. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of one year from the effective date of the repurchase agreement. The Portfolio always receives as collateral, securities which are eligible securities for the Portfolio to purchase. Collateral is marked to the market daily and has a market value including accrued interest at least equal to 100% of the dollar amount invested on behalf of the Portfolio in each agreement along with accrued interest. Payment for such securities is made for the Portfolio only upon physical delivery or evidence of book entry transfer to the account of State Street Bank and Trust Company, the Portfolio's Custodian. If the Lender defaults, the
Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the Lender, realization upon the collateral on behalf of the Portfolio may be delayed or limited in certain circumstances. A repurchase agreement with more than seven days to maturity may not be entered into for the Portfolio if, as a result, more than 10% of the Portfolio's net assets would be invested in such repurchase agreement together with any other investment for which market quotations are not readily available.

REVERSE REPURCHASE AGREEMENTS

     Reverse repurchase agreements may be entered into only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. This is an agreement in which the Portfolio agrees to repurchase securities sold by it at a mutually agreed upon time and price. As such, it is viewed as the borrowing of money for the Portfolio. Proceeds of borrowings under reverse repurchase agreements are invested for the Portfolio. This is the speculative factor known as "leverage". If interest rates rise during the term of a reverse repurchase agreement utilized for leverage, the value of the securities to be repurchased for the Portfolio as well as the value of securities purchased with the proceeds will decline. In these circumstances, the Portfolio's entering into reverse repurchase agreements may have a negative impact on the ability to maintain an investor's stable net asset value (NAV) per share. Proceeds of a reverse repurchase transaction are not invested for a period which exceeds the duration of the reverse repurchase agreement. A reverse repurchase agreement is not entered into for the Portfolio if, as a result, more than one-third of the market value of the Portfolio's total assets, less liabilities other than the obligations created by reverse repurchase agreements, is engaged in reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, the amount of the Portfolio's obligations created by reverse repurchase agreements is reduced within three days thereafter (not including weekends and holidays) or such longer period as the SEC may prescribe, to an extent that such obligations do not exceed, in the aggregate, one-third of the market value of the Portfolio's assets, as defined above. A segregated account with the Custodian is established and maintained for the Portfolio with liquid assets in an amount at least equal to the Portfolio's purchase obligations under its reverse repurchase agreements. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the purchase obligations.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

     Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no interest accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities for the Portfolio on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's NAV. At the time of its acquisition, a when-issued security may be valued at less than the purchase price. Commitments for such when-issued securities are made only when there is an intention of actually acquiring the securities. To facilitate such acquisitions, a segregated account with the Custodian is maintained for the Portfolio with liquid assets in an amount at least equal to such commitments. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the commitments. On delivery dates for such transactions, such obligations are met from maturities or sales of the securities held in the segregated account and/or from cash flow. If the right to acquire a when-issued security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

OTHER OBLIGATIONS

     Assets of the Portfolio may be invested in bonds and asset-backed securities, with maturities not exceeding thirteen months, issued by U.S. corporations which at the date of investment are rated within the highest short-term rating category for such obligations or the two highest long-term rating categories by at least two (unless only rated by one) NRSROs (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees.

     Assets of the Portfolio may also be invested in obligations of the International Bank for Reconstruction and Development which may be supported by appropriated but unpaid commitments of its member countries, although there is no assurance that these commitments will be undertaken in the future. However, assets of the Portfolio may not be invested in obligations of the Inter-American Development Bank or the Asian Development Bank.

LOANS OF PORTFOLIO SECURITIES

     Loans of portfolio securities up to 30% of the total value of the Portfolio are permitted and may be entered into for not more than one year. These loans must be secured continuously by cash or equivalent collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. By lending securities, the Portfolio's income can be increased by its continuing to receive income on the loaned securities as well as by the opportunity to receive interest on the collateral. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors.

     Reasonable finders' and custodial fees may be paid in connection with a loan. In addition, all facts and circumstances, including the creditworthiness of the borrowing financial institution, are considered before a loan is made and no loan is made in excess of one year. There is the risk that a borrowed security may not be returned to the Portfolio. Securities of the Portfolio are not loaned to Brown Brothers Harriman or to any affiliate of the Portfolio, its investors or Brown Brothers Harriman.

     Supranational Agencies Supranational agencies supported by the capital of more than one sovereign state, such as the World Bank or the Asian Development Bank.

                                  INVESTMENT RESTRICTIONS

     The Portfolio is operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Registration Statement, the term "majority of the outstanding voting securities" (as defined in the 1940 Act) currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of the outstanding voting securities, whichever is less.

     The Portfolio may not:

     (1)enter into repurchase agreements with more than seven days to maturity if, as a result thereof, more than 10% of the market value of its net assets would be invested in such repurchase agreements together with any other investment for which market quotations are not readily available;

     (2) enter into reverse repurchase agreements which, including any borrowings under Investment Restriction No. 3, exceed, in the aggregate, one-third of the market value of its total assets, less liabilities other than obligations created by reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, it will, within three days thereafter (not including weekends and holidays) or such longer period as the SEC may prescribe, reduce the amount of the obligations created by reverse repurchase agreements to an extent that such obligations will not exceed, in the aggregate, one-third of the market value of its assets;

     (3) borrow money, except as permitted by the 1940 Act and rules thereunder;

     (4) enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than obligations created by when-issued commitments;

     (5) purchase the securities or other obligations of issuers conducting their principal business activity in the same industry if, immediately after such purchase, the value of such investments in such industry would exceed 25% of the value of its total assets. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. Government securities and negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks;

     (6) purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of its total assets would be invested in securities or other obligations or any one such issuer. This limitation does not apply to issues of the U.S. Government, its agencies or instrumentalities;

     (7) make loans, except through the purchase or holding of debt obligations, repurchase agreements or loans of portfolio securities in accordance with its investment objective and policies (see "Investment Objective and Policies");

     (8) purchase or sell puts, calls, straddles, spreads, or any combinations thereof; real estate; commodities; commodity contracts or interests in oil, gas or mineral exploration or development programs. However, bonds or commercial paper issued by companies which invest in real estate or interests therein including real estate investment trusts may be purchased;

     (9) purchase securities on margin, make short sales of securities or maintain a short position, provided that this restriction is not deemed to be applicable to the purchase or sale of when-issued securities or of securities for delivery at a future date;

     (10) invest in fixed time deposits with a duration of over seven calendar days, or in fixed time deposits with a duration of from two business days to seven calendar days if more than 10% of its total assets would be invested in such deposits;

     (11) act as an underwriter of securities; or

     (12) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     Except as otherwise required, there will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

     The Portfolio is classified as "diversified" under the 1940 Act, wihch means that at least 75% of its total assets is represented by cash; securities issued by the U.S. Government, its agencies or instrumentalities; and other securities limited in respect of any one issuer to an amount no greater than 5% of the Portfolio's total assets (other than securities issued by the U.S. Government, its agencies or instrumentalities).

     NON-FUNDAMENTAL RESTRICTIONS. The Portfolio does not, as a matter of operating policy, (i) purchase more than 10% of all outstanding debt obligations of any one issuer (other than securities issued by the U.S. Government, its agencies or instrumentalities); (ii) invest more than 10% of its net assets (taken at the greater of cost or market value) in restricted securities; (iii) invest more than 10% of its net assets (taken at the greater of cost or market value) in illiquid securities; (iv) purchase securities of other investment companies, except in connection with a merger, consolidation, reorganization or acquisition of assets, and except that each may invest in securities of other investment companies subject to the restrictions set forth in Section 12(d)(1) of the 1940 Act; or (v) mortgage, pledge or hypothecate any assets except in connection with one or more borrowings described in Investment Restriction No. 3 and in amounts not to exceed 33 1/3% of the value of its total assets at the time of such borrowing. In addition, the Portfolio will not purchase securities while borrowings exceed 5% of its total assets. It is intended that any borrowing by the Portfolio will be to facilitate the orderly sale of portfolio securities and/or to meet redemption requests, and will not be for investment purposes. These policies are non-fundamental and may be changed without shareholder approval.

     PERCENTAGE AND RATING RESTRICTIONS. If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security is not considered a violation of policy.

                          BOND, NOTE AND COMMERCIAL PAPER RATINGS

                                        BOND RATINGS

MOODY'S INVESTORS SERVICE ("MOODY'S")

     Aaa - Bonds rated Aaa are judged to be of the "best quality". Issues rated Aaa may be further modified by the numbers 1, 2 or 3 (3 being the highest) to show relative strength within the rating category.

STANDARD & POOR'S CORPORATION ("S&P")

     AAA - The AAA rating is the highest rating assigned to debt obligations and indicates an extremely strong capacity to pay principal and interest.

                         NOTE AND VARIABLE RATE INVESTMENT RATINGS

     Moody's - MIG-1. Notes rated MIG-1 are judged to be of the best quality, enjoying strong protection from established cash flow of funds for their services or from established and broad-based access to the market for refinancing or both.

     S&P - SP-1. SP-1 denotes a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics are given a plus (+) designation (SP-1+).

                             CORPORATE COMMERCIAL PAPER RATINGS

     Moody's - Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Prime-1 indicates highest quality repayment capacity of rated issue.

     S&P - Commercial Paper ratings are a current assessment of the likelihood of timely payment of debts having an original maturity of no more than 365 days. Issues rated A-1 have the greatest capacity for timely payment. Issues rated "A-1+" are those with an "overwhelming degree of credit protection."

                                    OTHER CONSIDERATIONS

     Among the factors considered by Moody's in assigning bond, note and commercial paper ratings are the following: (i) evaluation of the management of the issuer; (ii) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas;
(iii) evaluation of the issuer's products in relation to competition and customer acceptance; (iv) liquidity; (v) amount and quality of long-term debt;
(vi) trend of earnings over a period of 10 years; (vii) financial strength of a parent company and the relationships which exist with the issuer; and (viii) recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

     Among the factors considered by S&P in assigning bond, note and commercial paper ratings are the following: (i) trend of earnings and cash flow with allowances made for unusual circumstances, (ii) stability of the issuer's industry, (iii) the issuer's relative strength and position within the industry and (iv) the reliability and quality of management.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.

TRUSTEES OF THE PORTFOLIO

     Information pertaining to the Trustees of the Portfolio and executive officers of the Portfolio is set forth below.




------------------------------------------------------------------------------------------
Name, Address,    Position(s)Term of    Principal           Number of    Other
and Age           Held with  Office#    Occupation(s)       Funds/PortfolTrustee/Directorships
                  the        and        During Past 5 Years in Fund      Held
                  Portfolio  Length of                      Complex
                             Time                           Overseen by
                             Served                         Trustee^
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
"Interested"
Directors:
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Joseph V.         Chairman   Since 1990 Managing Director,  12           None
Shields Jr.*      of the                Chairman and Chief
(aged 64) -       Board and             Executive Officer
Shields &         Trustee               of Shields &
Company, 140                            Company
Broadway, New                           (registered
York, NY 10005                          broker-dealer and
                                        member of New York
                                        Stock Exchange);
                                        Chairman of
                                        Capital Management
                                        Associates, Inc.
                                        (registered
                                        investment
                                        adviser); Vice
                                        Chairman and
                                        Trustee of New
                                        York Racing
                                        Association;
                                        Director of
                                        Flowers
                                        Industries, Inc.
                                        (diversified food
                                        company).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
"Independent"
Directors: **
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Eugene P. Beard   Trustee    Since 1993 Vice Chairman -     12           Director of Old
(aged 67) - the                         Finance/Operations               Westbury Funds
Interpublic                             and CFO (May 1995                (5)
Group of                                - February 2000)
Companies, Inc.,                        and Special
20 Marshall                             Advisor (March
Street, Suite                           2000 - Present),
210, S. Norwalk,                        The Interpublic
CT 06854                                Group of
                                        Companies, Inc.
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Richard           Trustee    Since 1999 Retired; Director   12           None
Carpenter (aged                         of Investments,
69) - 10820                             Pennsylvania
North La Quinta                         Public School
Drive, Tucson,                          Employees'
AZ 85737                                Retirement System
                                        (until December
                                        1997).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Clifford A.       Trustee    Since 1999 Retired.            12           None
Clark (aged 71)
- 42 Clowes
Drive, Falmouth,
MA 02540
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
David P. Felman   Trustee    Since 1990 Retired; Chairman   12           Director of
(aged 62) - 3                           and CEO of AT&T                  Dreyfus Mutual
Tall Oaks Drive,                        Investment                       Funds (59 Funds)
Warren, NJ 07059                        Management
                                        Corporation (until
                                        May 1997);
                                        Director of
                                        Jeffrey Co. (1992
                                        to present);
                                        Director of QMED
                                        (1999 to present).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
J. Angus Ivory    Trustee    Since 1999 Retired; Director   12           None
(aged 70) -                             of Brown Brothers
Greenway Farm,                          Harriman Ltd.
Tockenham,                              (subsidiary of
Swindon,                                Brown Brothers
Wiltshire, SN4                          Harriman & Co.)
7PP England                             (until December
                                        2001); Director of
                                        Old Daily Equity
                                        Fund Saddlery
                                        (1992 to present);
                                        Advisor, RAF
                                        Central Fund (1992
                                        to present).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Alan G. Lowy      Trustee    Since 1993 Private Investor.   12           None
(aged 63) - 4111
Clear Valley
Drive, Encino,
CA 91436
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Arthur D.         Trustee    Since 1992 Retired; Executive  12           None
Miltenberger                            Vice President and
(aged 64) -                             Chief Financial
Richard K.                              Officer of Richard
Mellon & Sons,                          K. Mellon and Sons
P.O. Box RKM,                           (private
Ligonier, PA                            foundation  until
15658                                   June 1998); Vice
                                        President and
                                        Treasurer of
                                        Richard King
                                        Mellon Foundation
                                        (until June 1998);
                                        Trustee, R.K.
                                        Mellon Family
                                        Trusts (since
                                        1981); General
                                        Partner, Mellon
                                        Family Investment
                                        Company IV, V and
                                        VI; Director of
                                        Aerostructures
                                        Corporation
                                        (aircraft
                                        manufacturer)
                                        (since 1996).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
I. Officers
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Timothy J.        President  Since 2002 President of BBH    N/A          N/A
Connelly (aged                          Common Settlement
43) - 59 Wall                           Fund, Inc., BBH
Street, New                             Common Settlement
York, NY 10005                          Fund II, Inc., BBH
                                        Fund, Inc. and the
                                        BBH Portfolios
                                        (since August
                                        2002); Partner
                                        (since January
                                        2001) and Managing
                                        Director (since
                                        October 1996) of
                                        Brown Brothers
                                        Harriman & Co.
                                        ("BBH & Co.")
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Michael D.        Vice       Since 2002 Vice President,     N/A          N/A
Martins (aged     President,            Treasurer,
36) - 59 Wall     Treasurer,            Principal
Street, New       Principal             Accounting
York, NY 10005    Accounting            Officer, Principal
                  Officer               Financial Officer
                  and                   and Principal
                  Principal             Financial Officer
                  Financial             of BBH Common
                  Officer               Settlement Fund,
                                        Inc., BBH Common
                                        Settlement Fund
                                        II, Inc., BBH
                                        Fund, Inc. and the
                                        BBH Portfolios
                                        (since August
                                        2002); Vice
                                        President (since
                                        April 2002) and
                                        Assistant Vice
                                        President (since
                                        December 1996) of
                                        BBH & Co.
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Gail C. Jones     Secretary  Since 2002 Secretary of BBH    N/A          N/A
(aged 49) - 1001                        Common Settlement
Liberty Avenue,                         Fund, Inc., BBH
Pittsburgh, PA                          Common Settlement
15222-3779                              Fund II, Inc., BBH
                                        Fund, Inc. and the
                                        BBH Portfolios
                                        (since August
                                        2002); Counsel,
                                        ReedSmith, LLP
                                        (since October
                                        2002); Corporate
                                        Counsel January
                                        1997 to September
                                        2002 and Vice
                                        President January
                                        1999 to September
                                        2002 of Federated
                                        Services Company.
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Peter J. Germain  Vice       Since 2002 Vice President of   N/A          N/A
(aged 43) - 1001  President             BBH Common
Liberty Avenue,                         Settlement Fund,
Pittsburgh, PA                          Inc., BBH Common
15222-3779                              Settlement Fund
                                        II, Inc., BBH
                                        Fund, Inc. and the
                                        BBH Portfolios
                                        (since August
                                        2002); Senior Vice
                                        President,
                                        Federated Services
                                        Company (since
                                        November 1997).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Judith J. Mackin  Vice       Since 2002 Vice President of   N/A          N/A
(aged 42) - 1001  President             BBH Common
Liberty Avenue,                         Settlement Fund,
Pittsburgh, PA                          Inc., BBH Common
15222-3779                              Settlement Fund
                                        II, Inc., BBH
                                        Fund, Inc. and the
                                        BBH Portfolios
                                        (since August
                                        2002); Vice
                                        President of
                                        Federated Services
                                        Company (since
                                        November 1997).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Victor Siclari    Assistant  Since 2002 Assistant           N/A          N/A
(aged 39) - 1001  Secretary             Secretary of BBH
Liberty Avenue,                         Common Settlement
Pittsburgh, PA                          Fund, Inc., BBH
15222-3779                              Common Settlement
                                        Fund II, Inc., BBH
                                        Fund, Inc. and the
                                        BBH Portfolios
                                        (since August
                                        2002); Partner,
                                        ReedSmith, LLP
                                        (since October
                                        2002); Vice
                                        President (March
                                        1996 to September
                                        2002) and Senior
                                        Corporate Counsel
                                        (July 1998 to
                                        September 2002) of
                                        Federated
                                        Investors, Inc.
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Nancy D. Osborn   Assistant  Since 2002 Assistant           N/A          N/A
(aged 36) - 59    Secretary             Secretary of BBH
Wall Street, New                        Common Settlement
York, NY 10005                          Fund, Inc., BBH
                                        Common Settlement
                                        Fund II, Inc., BBH
                                        Fund, Inc. and the
                                        BBH Portfolios
                                        (since August
                                        2002); Associate,
                                        BBH & Co. (since
                                        April 1996).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
John C. Smith     Assistant  Since 2002 Assistant           N/A          N/A
(age 37) - 59     Treasurer             Treasurer of BBH
Wall Street, New                        Common Settlement
York, NY 10005                          Fund, Inc., BBH
                                        Common Settlement
                                        Fund II, Inc., BBH
                                        Fund, Inc. and the
                                        BBH Portfolios
                                        (since August
                                        2002); Assistant
                                        Vice President
                                        (since September
                                        2001), Associate
                                        (September
                                        2000-August 2001)
                                        and Senior Analyst
                                        (June 1999 -
                                        August 2000) of
                                        BBH & Co.;
                                        Manager, Fund
                                        Administration,
                                        State Street Bank
                                        and Trust Company
                                        (June 1997 - May
                                        1999).
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Gregory Lomakin   Assistant  Since 2002 Assistant           N/A          N/A
(aged 37) - 59    Treasurer             Treasurer of BBH
Wall Street, New                        Common Settlement
York, NY 10005                          Fund, Inc., BBH
                                        Common Settlement
                                        Fund II, Inc., BBH
                                        Fund, Inc. and the
                                        BBH Portfolios
                                        (since August
                                        2002); Assistant
                                        Vice President
                                        (since September
                                        2001), and
                                        Associate (May
                                        1992-April 1998).
------------------------------------------------------------------------------------------


     # Each Trustee holds office until he or she attains the age of 70 (72, in the case of Trustees who were elected as such before January 1, 2000), or until he or she sooner dies, resigns or is removed from office in accordance with the provisions of the Trust's Declaration of Trust. All Officers of the Portfolio hold office for one year and until their respective successors are chosen and qualified (subject to the ability of the Trustees to remove any officer in accordance with the Trust's By-laws).


     ^ The Fund Complex consists of the Trust, BBH Fund, Inc., BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH U.S. Money Market Portfolio, BBH U.S. Equity Portfolio, BBH International Equity Portfolio, BBH European Equity Portfolio, BBH Pacific Basin Equity Portfolio, BBH High Yield Fixed Income Portfolio, BBH Broad Market Fixed Income Portfolio and BBH Global Equity Portfolio. The BBH Fund, Inc., which has eight series, and BBH Trust, which has four series, are each counted as one "fund" for purposes of this table.



     * Mr. Shields is an "interested person" of the Portfolio because of his affiliation with a registered broker-dealer.


** As defined under "Board of Trustees" below.



BOARD OF TRUSTEES



     The Board of Trustees, in addition to supervising the actions of the Portfolio's Investment Adviser and the Portfolio's Administrator and
Distributor, as set forth below, decide upon matters of general policy with respect to the Portfolio. The Board meets at least quarterly to review the investment performance of the Funds and other operational matters, including policies and procedures designed to promote compliance with various regulatory requirements. At least annually, the member of the Board of Trustees who are not "interested persons" thereof (as defined in the 1940 Act) (the "Independent Directors") review the fees paid to the Investment Adviser for investment advisory services, and evaluate, among other things, the quality of such services and comparative fee information with respect to similar investment companies. The Independent Trustees are assisted in this process by independent legal counsel.



     The Independent Trustees serve on an Audit Committee that selects the independent public accounts for the Funds and review accounting policies and controls. The Audit Committee held four meetings during the last fiscal year.



     Messrs. Shields, Feldman and Carpenter serve on a Valuation Committee for the Funds which meets on an as-needed basis (and in any event not less frequently than monthly) to determine the "fair value" of any security for which market quotations are not readily available. The Valuation Committee held five meetings during the last fiscal year.



                          Trustee Equity Ownership As Of 12/31/01



---------------------------------------------------------------------------
Name of Trustee           Dollar Range of Equity   Aggregate Dollar Range
                          Securities in Fund       of Equity Securities
                                                   in All Registered
                                                   Investment Companies
                                                   Overseen by Director
                                                   in Family of
                                                   Investment Companies
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Joseph V. Shields, Jr.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Eugene P. Beard           None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
David P. Feldman          None                     $10,001-$50,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Alan G. Lowy              None                     None
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Arthur D. Miltenberger    None                     Over $100,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Richard L. Carpenter      None                     Over $100,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Clifford A. Clark         None                     $50,001-$100,000
---------------------------------------------------------------------------
---------------------------------------------------------------------------
J. Angus Ivory            None                     None
---------------------------------------------------------------------------

     As of September 30, 2002, the Trustees and Officers of the Portfolio as a group owned beneficially less than 1% of the outstanding shares of the Portfolio, and to the knowledge of the Portfolio, no person owned beneficially more than 5% of the outstanding shares of any Fund.



     As of September 30, 2002, the partners of Brown Brothers Harriman, together with their immediate family members, owned less than 1% of the shares of the Portfolio. Brown Brothers Harriman and its affiliates separately have investment discretion with respect to 87,741,485 shares of the Portfolio, as to which shares Brown Brothers Harriman disclaims beneficial ownership.



COMPENSATION



     Each member of the Board of Trustees receives a base annual fee of $15,000 (except the Chairman who receives a base annual fee of $20,000) and such base annual fee is allocated among all series of the Corporation and BBH Trust, respectively, and each active BBH HubSM Portfolio (in each case, based upon their respective net assets). Members of the Valuation Committee (Mssrs. Feldman, Carpenter and Shields) receive an additional $2,000 per year. In addition, each series of the Corporation and BBH Trust, and each such Portfolio that has commenced operations, pays an annual fee to each Director of $1,000.


                     Trustee Compensation For Fiscal Year Ended 8/31/02



---------------------------------------------------------------------------
Name of         Aggregate      Pension or     Estimated      Total
Person,         Compensation   Retirement     Annual         Compensation
Position        from Portfolio Benefits       Benefits upon  from
                               Accrued as     Retirement     Complex^
                               Part of Fund                  paid to
                               Expenses                      Trustee
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Joseph V.       $14,681        None           None           $41,500
Shields, Jr.,
Trustee
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Eugene P.       $11,511        None           None           $35,500
Beard, Trustee
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Richard L.      $11,511        None           None           $36,500
Carpenter,
Trustee
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Clifford A.     $11,511        None           None           $35,500
Clark, Director
---------------------------------------------------------------------------
---------------------------------------------------------------------------
David P.        $11,511        None           None           $36,500
Feldman,
Trustee
---------------------------------------------------------------------------
---------------------------------------------------------------------------
J. Angus        $11,511        None           None           $35,500
Ivory, Trustee
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Alan G. Lowy,   $11,511        None           None           $35,500
Trustee
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Arthur D.       $11,511        None           None           $36,500
Miltenberger,
Trustee
---------------------------------------------------------------------------


^  See corresponding note to "Trustees" table, above.



** As of May 26, 2001.



     Because of the services rendered to the Portfolio by the Investment Adviser and the Administrator, the Portfolio requires no employees other than its officers, and the officers receive no compensation from the Portfolio


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of September 30, 2002 BBH Money Market Fund (the "Fund"), a series of BBH Trust owned 1,363,104,952 shares(43.1%); BBH Common Settlement Fund, Inc. owned 892,845,649 shares (28.2%); BBH Common Settlement Fund II, Inc. owned 316,207,297 shares (10.0%); and Tiger Eye Investments, Ltd. owned 281,064,516 shares (8.9%). Investors owning greater than 25% of the outstanding beneficial interests in the Portfolio have informed the Portfolio that whenever such investor is requested to vote on matters pertaining to the Portfolio, such investor will hold a meeting of its investors and will cast its votes as instructed by those investors.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     INVESTMENT ADVISER. Under its Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman provides investment advice and portfolio management services to the Portfolio. In this regard, it is the responsibility of Brown Brothers Harriman & Co. to make the day-to-day investment decisions for the Portfolio, to place the purchase and sale orders for portfolio transactions and to manage, generally, the Portfolio's investments.

     The Investment Advisory Agreement between Brown Brothers Harriman and the Portfolio is dated December 15, 1993, as subsequently amended and restated, and remains in effect for two years from such date and thereafter, but only as long as the agreement is specifically approved at least annually (i) by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or by the Portfolio's Trustees, and (ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the 1940
Act) of the Portfolio ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement was most recently approved by the Independent Trustees on November 9, 2000. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on 60 days' written notice to Brown Brothers Harriman & Co. and by Brown Brothers Harriman & Co. on 90 days' written notice to the Portfolio.

     The investment advisory fee paid to the Investment Adviser is calculated daily and paid monthly at an annual rate equal to 0.10% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2002, 2001 and 2000, the Portfolio incurred $3,458,367, $1,833,120 and $1,974,749 respectively, for advisory services.

     The investment advisory services of Brown Brothers Harriman to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. Brown Brothers Harriman is free to and does render investment advisory services to others, including other registered investment companies.

     Pursuant to a license agreement between the Portfolio and Brown Brothers Harriman dated May 9, 2000, the Portfolio may continue to use in its name BBH. The agreement may be terminated by Brown Brothers Harriman at any time upon written notice to the Portfolio upon the expiration or earlier termination of any investment advisory agreement between the Portfolio and Brown Brothers Harriman Termination of the agreement would require the Portfolio to change its name to eliminate all reference to BBH.

                                       ADMINISTRATOR.

     Brown Brothers Harriman Trust Company, LLC acts as administrator of the Portfolio. Brown Brothers Harriman Trust Company, LLC is a wholly-owned subsidiary of of Brown Brothers Harriman.

     Brown Brothers Harriman Trust Company, LLC in its capacity as Administrator, administers all aspects of the Portfolio's operations subject to the supervision of the Trustees except as set forth above under "Investment Adviser". In connection with its responsibilities as Administrator and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's Registration Statement for filing with the SEC and the preparation of tax returns for the Portfolio and reports to investors and the SEC.

     For the services rendered to the Portfolio and related expenses borne by Brown Brothers Harriman Trust Company, LLC as Administrator of the Portfolio, Brown Brothers Harriman Trust Company, LLC receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.035% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2002, 2001 and 2000, the Portfolio incurred $1,212,199, $642,049 and $460,775 respectively, for administrative services.

     The Administration Agreement between the Portfolio and Brown Brothers Harriman Trust Company, LLC (dated March 1, 1999) will remain in effect for two years from the date thereof and thereafter, but only so long the agreement is specifically approved at least annually in the same manner as the Investment Advisory Agreement (see "Investment Adviser"). The Independent Trustees most recently approved the Portfolio's Administration Agreement on November 9, 2000. The agreement will terminate automatically if assigned by either party thereto and is terminable with respect to the Portfolio at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940
Act) of the Portfolio. The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by investors in the Portfolio on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC. The agreement is terminable by the Administrator on 90 days' written notice to the Portfolio.

     Pursuant to separate Sub-administrative Services Agreements between Brown Brothers Harriman Trust Company, LLC and each of Federated Services Company ("Federated") and Brown Brothers Harriman & Co. (each, a "Sub-administrator"), the Sub-administrators perform such sub-administrative duties for the Portfolio as are from time to time agreed upon by Brown Brothers Harriman Trust Company, LLC and each Sub-administrator. The offices of Federated are located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. The offices of Brown Brothers Harriman & Co. are located at 59 Wall Street, New York, New York 10005. The Sub-administrators' sub-administrative duties may include, but are not necessarily limited to, providing equipment and clerical personnel necessary for maintaining the organization of the Portfolio, participating in the preparation of documents required for compliance by the Portfolio with applicable laws and regulations, preparing certain documents in connection with meetings of Trustees and shareholders of the Portfolio, and other functions that would otherwise be performed by Brown Brothers Harriman Trust Company, LLC as set forth above. For performing such sub-administrative services, each Sub-administrator receives such compensation from Brown Brothers Harriman Trust Company, LLC as is from time to time agreed to between Brown Brothers Harriman Trust Company, LLC and each Sub-administrator, which fees, in the aggregate, may not exceed the amount paid to Brown Brothers Harriman Trust Company, LLC by the Portfolio.

                                      PLACEMENT AGENT

     The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. Effective September 16, 2002, Edgewood Services, Inc. ("Edgewood") serves as the Portfolio's placement agent, for which it receives no compensation. Its offices are located at 5800 Corporate Drive, Pittsburgh, PA 15237-7000. The Distributor's Contract dated as of September 16, 2002 between the Corporation and Edgewood remains in effect for two years from the date of its execution and thereafter, but only so long as the continuance of such agreement is specifically approved at least annually in conformity with the requirements of the 1940 Act. The Distributor's Contract was first approved by the Independent Trustees of the Portfolio on August 6, 2002. The agreement terminates automatically in the event of its assignment, and may be terminated
(i) with respect to the Portfolio at any time, without penalty, by the Board of Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on not more than ninety (90) days' written notice to Edgewood, and (ii) by Edgewood on ninety (90) days' written notice to the Portfolio.

                                         CUSTODIAN

     Brown Brothers Harriman, 40 Water Street, Boston, MA 02109, is the Custodian for the Portfolio.

     As Custodian, it is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the NAv and net income of the Portfolio.

INDEPENDENT AUDITORS

     Deloitte & Touche LLP, Boston, Massachusetts are the independent auditors of the Portfolio.

ITEM 16.  BROKERAGE ALLOCATION, TRANSACTIONS AND OTHER PRACTICES.

     Brown Brothers Harriman, as Investment Adviser for the Portfolio, places orders for all purchases and sales of portfolio securities, enters into repurchase and reverse repurchase agreements and executes loans of portfolio securities. Fixed-income securities are generally traded at a net price with dealers acting as principal for their own account without a stated commission. The price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. From time to time certificates of deposit may be purchased through intermediaries who may charge a commission for their services.

     Brown Brothers Harriman does not seek profits through short-term trading. However, Brown Brothers Harriman may on behalf of the Portfolio dispose of any portfolio security prior to its maturity if it believes such disposition is advisable even if this action realizes profits.


     Since brokerage commissions are not normally paid on investments which are made for the Portfolio, turnover resulting from such investments should not adversely affect the net asset value of the Portfolio. In connection with portfolio transactions for the Portfolio, Brown Brothers Harriman intends to seek best price and execution on a competitive basis for both purchases and sales of securities.

     On those occasions when Brown Brothers Harriman deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

     The end of the Portfolio's fiscal year is June 30.

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

     Investor inquiries may be directed to Brown Brothers Harriman & Co., 59 Wall Street, New York, NY 10005, (800) 625-5759.

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

     Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

     Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading and New York banks are open for business. At 4:00 P.M., Eastern time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M., Eastern time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate
NAV of the Portfolio as of 4:00 P.M., Eastern time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., Eastern time on the following business day of the Portfolio.

     The net income and capital gains and losses, if any, of the Portfolio are determined at 4:00 P.M., Eastern time on each business day. Net income for days other than business days is determined as of 4:00 P.M., Eastern time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination.

     For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Investment Adviser and Administrator of the Portfolio).

     The securities held by the Portfolio are valued at their amortized cost. Pursuant to a rule of the SEC, an investment company may use the amortized cost method of valuation subject to certain conditions and the determination that such method is in the best interests of the Portfolio's investors. The use of amortized cost valuations is subject to the following conditions: (i) as a particular responsibility within the overall duty of care owed to the Portfolio's investors, the Trustees of the Portfolio have established procedures reasonably designed, taking into account current market conditions and the investment objective of its investors, to stabilize the NAV as computed; (ii) the procedures include periodic review by the Trustees of the Portfolio, as they deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the value of the Portfolio's net assets using amortized cost and the value of the Portfolio's net assets based upon available indications of market value with respect to such portfolio securities; (iii) the Trustees of the Portfolio will consider what steps, if any, should be taken if a difference of more than 1/2 of 1% occurs between the two methods of valuation; and (iv) the Trustees of the Portfolio will take such steps as they consider appropriate, such as shortening the average portfolio maturity, realizing gains or losses as a result of investment in the Portfolio, establishing the value of the Portfolio's net assets by using available market quotations, or reducing the number of interests in the Portfolio, to minimize any material dilution or other unfair results which might arise from differences between the two methods of valuation.

     Any reduction of outstanding interests will be effected by having each investor contribute to the Portfolio's capital the necessary interests on a pro rata basis. Each investor will be deemed to have agreed to such contribution in these circumstances by that investor's investment in the Portfolio.

     Such conditions also generally require that: (i) investments for the Portfolio be limited to instruments which the Trustees of the Portfolio determine present minimal credit risks and which are of high quality as determined by any NRSRO that is not an affiliated person of the issuer of, or any issuer, guarantor or provider of credit support for, the instrument, or, in the case of any instrument that is not so rated, is of comparable quality as determined by the Investment Adviser under the general supervision of the Trustees of the Portfolio; (ii) a dollar-weighted average portfolio maturity of not more than 90 days be maintained and no instrument is purchased with a remaining maturity of more than 397 days; (iii) the Portfolio's available cash will be invested in such a manner as to reduce such maturity to 90 days or less as soon as is reasonably practicable, if the disposition of a portfolio security results in a dollar-weighted average portfolio maturity of more than 90 days; and (iv) no more than 5% of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities).

ITEM 19.  TAX STATUS.

     The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

     It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

     Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Other gains or losses on the sale of securities will be short-term capital gains or losses.

ITEM 20.  UNDERWRITERS.

     The placement agent for the Portfolio is Edgewood Services, Inc., which receives no compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

     The Portfolio's  June 30, 2002 annual report filed with the SEC pursuant to
Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is incorporated herein by reference.








PART C

ITEM 23. EXHIBITS.

                  (a)(i)   Declaration of Trust of the Registrant as amended.(2)

                  (a)(ii) Certificate of Amendment to Declaration of Trust of the Registrant.(3)

                  (b)      By-Laws of the Registrant. (2)

                  (d)(i)   Investment Advisory Agreement between the Registrant
                         and Brown Brothers Harriman (2)

                  (d)(ii) Investment Advisory Agreement between the Registrant and Brown Brothers Harriman, as amended and restated. (4)

                  (g)(i) Custodian Contract between the Registrant and State Street Bank and Trust Company. (1)

                  (g)(ii)  Form of Custodian Contract between the Registrant and Brown Brothers Harriman (4)

                  (h)(i) Administration Agreement between the Registrant and Brown Brother Harriman Trust Company (Cayman) Limited. (1)

                  (h)(ii) Administration Agreement between the Registrant and Brown Brothers Harriman Trust Company.(3)

                  (h)(iii) License Agreement between the Registrant and
                           Brown Brothers Harriman (4)

                  (l) Investment representation letters of initial investors. (1)

     (o) Conformed copy of Power of Attorney of the President (Principal Executive Officer), Vice President and Treasurer (Principal Accounting Officer and Principal Financial Officer, and Trustees of the Registrant; *

(p) Code of Ethics of Edgewood Services, Inc., a subsidiary of Federated Investors, Inc. (*) --------------------- o Exhibits have been filed electronically.

(1)      Filed with the initial Registration Statement on October 28, 1994.
(2)      Filed with Amendment No. 1 to the Registration Statement on October 27,
         1995.
(3)      Filed with Amendment No. 5 to this Registration Statement on
         October 28, 1999.
(4)      Filed with Amendment No. 6 to this Registration Statement on
         June 30, 2000.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

                  Not applicable.


ITEM 25.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed in the initial Registration Statement as an Exhibit.

         The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         The Registrant's investment adviser, Brown Brothers Harriman, is a New York limited partnership. Brown Brothers Harriman conducts a general banking business and is a member of the New York Stock Exchange.

     To the knowledge of the Registrant, none of the general partners or officers of Brown Brothers Harriman is engaged in any other business, profession, vocation or employment of a substantial nature.

ITEM 27.  PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

         All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained at the offices of:

         BBH U.S. Money Market Portfolio
         140 Broadway
         New York, NY  10005

         Brown Brothers Harriman
         59 Wall Street
         New York, NY  10005
         (investment adviser)

         Brown Brothers Harriman Trust Company, LLC
         63 Wall Street
         New York, NY  10005
         (administrator)

         Federated Services Company
         Federated Investors Tower
         1001 Liberty Avenue
         Pittsburgh, PA  15222-3779
         (subadministrator)

         Edgewood Services, Inc.
         Federated Investors Tower
         1001 Liberty Avenue
         Pittsburgh, PA  15222-3779
         (placement agent)

Brown Brothers Harriman
         40 Water Street
         Boston, MA  02109
         (custodian)

ITEM 29.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 30.  UNDERTAKINGS.

         Not applicable.

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, BBH U.S. Money Market Portfolio has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh, Pennsylvania on the 28th day of October, 2002.

BBH U.S. Money Market Portfolio


By:  /s/TIMOTHY J. CONNELLY
     Timothy J. Connelly, President